AVIENT CORPORATION



Instrument of Substitution of Attorney-in-Fact



            KNOW ALL BY THESE PRESENTS, that the undersigned, as attorney-in-fact under a duly authorized and executed Power of Attorney filed with the U.S. Securities and Exchange Commission (the ?SEC?) on August 6, 2021 (the ?Power of Attorney?) for Neil Green (the ?Insider?), hereby constitutes and appoints (pursuant to the substitution authority granted to the undersigned pursuant to such Power of Attorney (the ?Substitution Authority?)) each of Jamie A. Beggs, Kristen A. Gajewski, Robert K. James, and Lorraine E. Gaulding, signing individually, as a true and lawful attorney-in-fact for the Insider, and as a substitute for the undersigned, to: 1. Prepare, execute in the Insider?s name and on the Insider?s behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and 2. Execute for and on behalf of the Insider, in the Insider?s capacity as an officer and/or director of Avient Corporation (the ?Corporation?), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and 3. Do and perform any and all acts for and on behalf of the Insider which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the SEC and any stock exchange or similar authority; and 4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Insider, it being understood that the documents executed by such attorney-in-fact on behalf of the Insider pursuant to the Power of Attorney and this Instrument of Substitution of Attorney-in-Fact shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion. The undersigned, pursuant to the Substitution Authority, hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted to the undersigned under the Power of Attorney, as fully to all intents and purposes as the Insider might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of the Power of Attorney and this Instrument of Substitution of Attorney-in-Fact (and the rights and powers therein granted). The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity pursuant to the Substitution Authority, are not assuming, nor is the Corporation assuming, any of the Insider?s responsibility to comply with Section 16 of the Securities Exchange Act of 1934. This Instrument of Substitution of Attorney-in-Fact shall remain in full force and effect until the Insider is no longer required to file Forms 3, 4, and 5 with respect to the Insider?s holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the Insider in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Instrument of Substitution of Attorney-in-Fact to be executed as of this 24th day of January 2024. /s/ Lisa
K. Kunkle Lisa K. Kunkle, attorney-in-fact for Insider